SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                               FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                           July 9, 2018
                          Date of Report
                 (Date of Earliest Event Reported)

                 BHATT DEVELOPERS AND BUILDERS INC.
      (Exact Name of Registrant as Specified in its Charter)

             BIRCH FOREST ACQUISITION CORPORATION
    (Former Name of Registrant as Specified in its Charter)

Delaware                   000-55888               82-3690062
(State or other      (Commission File Number)    (IRS Employer
jurisdiction
of incorporation)
                      1135 37A Avenue
            Edmonton, Alberta T6T 0E7, Canada
     (Address of principal executive offices) (zip code)

                      587-921-6695
        (Registrant's telephone number, including area code

ITEM 3.02 Unregistered Sales of Equity Securities

     On July 10, 2018, Bhatt Developers and Builders Inc. (formerly Birch Forest Acquisition Corporation). (the "Registrant" or the "Company") issued shares of its common stock pursuant to Se0ction 4(a)(2) of the Securities Act of 1933 at par representing 90% of the total outstanding 5,500,000 shares of common stock as follows:

          Kalpesh Bhatt       4,000,000 shares
          Hemangini Bhatt     1,000,000 shares

     With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company intends to develop its business plan by acquiring Bhatt Holdings Ltd., a private Canadian company. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On July 9, 2018, the following events occurred which resulted in a change of control of the Registrant:

  The Registrant cancelled an aggregate of 19,500,000 of the then
  20,000,000 shares of outstanding stock valued at par.

  The then current officers and directors resigned.

  New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on January 19, 2018 as amended and supplemented by the information contained in this report.

    The Registrant has been formed to develop the business of Bhatt Holdings Ltd. to develop, build and sell/lease commercial, industrial and residential real estate projects in the United States and Canada in the anticipation of creating value to those properties and to shareholders.

ITEM 5.02   Departure of Directors or Principal Officers;
            Election of Directors

    On July 9, 2018, the following events occurred:

         James M. Cassidy resigned as the Registrant's president, secretary and director.

         James McKillop resigned as the Registrant's vice president and director.

         The following persons were appointed as directors of the
         Registrant:

              Kalpesh Bhatt
              Hemangini Bhatt

         Kalpesh Bhatt was appointed to serve as President, Secretary and Chief Financial Officer of the Registrant.

    Kalpesh Bhatt serves as President, Secretary, and Chief Financial Officer and a director of the Registrant. Since 2013, Mr. Bhatt has served as the CEO and director of Bhatt Holdings Ltd., a Canadian real estate developer primarily involved in procuring lands and constructing commercial and residential construction. Bhatt Holdings Ltd. also provides sell/lease selective real estate projects. Bhatt Holdings Ltd. started in 2013 as a project manager of real estate projects and has since developed to the successful execution of project portfolios in excess of $200M. Bhatt Holdings proposed and executed projects include luxury homes and commercial projects such as mixed use office, strip malls and hotel/motel buildings. Mr. Bhatt received an Executive MBA in 2014 from Athabasca University, Canada. He received a Diploma in Industrial Electronics from Manarastra, India. He received his certification as Project Management Professional from the Project Management Institute in 2007.

    From 2007 to 2012, Mr. Bhatt, served as project manager for Syncrude Canada Ltd. at which he managed base plant mining capital projects ranging up to $200M from project development to close out stage under Exxon Mobil Capital Project Management Systems. From 2012, Mr. Bhatt served as project manager for AtcoElectric at which he managed capital transmission projects Mr. Bhatt also worked as a senior project manager at Enbridge Canada Ltd. on fast track projects up to $100M. Mr. Bhatt has received several employer recognitions for his work.

    Hemangini Bhatt serves as a director of the Registrant. Ms. Bhatt has a history of expertise in the project safety field including as supervisor, coordinator and auditor. Since 2013, Ms. Bhatt has served as a director with Bhatt Holdings Ltd.
From 2012 to 2013, Ms. Bhatt was Project Safety Coordinator for Contemporary Home Builders, Canada. Since 2015, Ms. Bhatt has worked with Service Canada in regard to Canadian law. Ms. Bhatt is a Certified Safety Administrator, a National Construction Safety Officer and a Certified Safety Auditor. Mrs Bhatt received a Bachelor of Arts Degree in 1993 from the University of Gujarat, India and an Occupational Health & Safety Certificate from University of Alberta.

                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                         BHATT DEVELOPERS AND BUILDERS INC.
Date: July 10, 2018

                         /s/ Kalpesh Bhatt